EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gordon Lett, Chief Executive Officer and Chief Financial Officer of Killer Waves Hawaii, Inc., certify, as of the dates hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Killer Waves Hawaii, Inc. on Form 10-Q for the period ended June 30, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Killer Waves Hawaii, Inc. at the dates and for the periods indicated.

Date: August 3, 2016	By:	/s/ Gordon Lett
Gordon Lett
Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to Resort Savers, Inc. and will be retained by Resort Savers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.